Exhibit (a)(1)(C)

EXHIBIT A TO THE OFFER TO PURCHASE

LETTER OF TRANSMITTAL

Regarding

Common Stock

of

SENTIO HEALTHCARE PROPERTIES, INC.

Tendered Pursuant to the Offer

Dated April 10, 2014

THE OFFER WILL EXPIRE AT, AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE COMPANY BY, 5:00 P.M., EASTERN TIME, ON FRIDAY, MAY 23, 2014, UNLESS THE OFFER IS EXTENDED.

YOU MAY WITHDRAW TENDERED SHARES AT ANY TIME PRIOR TO THE EXPIRATION TIME. NO SHARES WILL BE ACCEPTED BEFORE THE OFFER EXPIRES.

Complete this Letter of Transmittal and deliver to Computershare, the Depositary and Paying Agent for the offer, at the address below. This Letter of Transmittal must be delivered via (i) registered, certified or express mail, or (ii) a delivery service, such as FedEx or UPS, that provides confirmation of date and time of delivery. Please note that Letters of Transmittal delivered via facsimile, email or other method of delivery not specified in clauses (i) or (ii) of the immediately preceding sentence will not be accepted.

The Depositary and Paying Agent for the offer is:

By Registered, Certified or Express Mail:	By Overnight Courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street Suite V
Providence, RI 02940	Canton, MA 02021

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. Any documents delivered to Sentio Healthcare Properties, Inc. the information agent, the transfer agent or any other person will not be forwarded to the depositary and will not be deemed to be properly tendered.

For assistance in completing this Letter of Transmittal, please contact Georgeson Inc., the information agent for this offer at the address below.

The Information agent for the Offer is:

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Shareholders Call Toll-Free: (866) 785-7395

via email at sentio@georgeson.com

Ladies and Gentlemen:

The undersigned hereby tenders to Sentio Healthcare Properties, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), its shares of common stock of the Company (“Shares” or “Common Stock”) or a portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, dated April 10, 2014, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer, including, but not limited to, the absolute right of the Company to reject any and all tenders determined by the Company, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Company the Shares or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are repurchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to repurchase any of the Shares or portions thereof tendered hereby.

Upon the terms and subject to the conditions of the Offer, the Company will accept for payment, and will pay for, Shares validly tendered and not withdrawn as promptly as practicable after the expiration of the Offer. The payment of the repurchase price for the Shares or portion thereof tendered by the undersigned will be made by transfer of the funds to the undersigned’s account, as described in the Offer under “Repurchase and Payment.”

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.

Sentio Healthcare Properties, Inc. — Letter of Transmittal

Part 1. Name and Address:

Name of
Stockholder:

Account Number:

Address and Street:

City, State and Zip Code:

Social Security No. or
Taxpayer Identification No.:

Telephone Number:

Part 2. Amount of Common Stock in the Company being Tendered:

☐ I would like to tender all of my Shares.

☐ I would like to tender ________ Shares.

☐ I would like to tender all of my Shares
from Specific Subscription Lot(s): _____________
(Non-Specified Lots will be chosen at random)

Part 3. Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Investor

Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Subscription Agreement)

Print Name and Title of Co-signatory
Date:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.

REQUIREMENTS OF TENDER. For a stockholder to validly tender shares of Common Stock pursuant to the Offer, either (a) this Letter of Transmittal, properly completed and duly executed (or a manually signed photocopy of this Letter of Transmittal), and any other documents required by this Letter of Transmittal must be received by the Depositary at its address set forth on this Letter of Transmittal.

2.	SIGNATURES ON LETTER OF TRANSMITTAL. If any of the shares of Common Stock tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other entity or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Depositary of his or her authority to so act must be submitted with this Letter of Transmittal.

3.	IRREGULARITIES. The Company will determine in its sole discretion the number of shares of Common Stock to accept, and the validity, eligibility and acceptance for payment of any tender, and the Company’s determinations will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if the Company’s determinations are challenged by stockholders. There is no obligation to give notice of any defects or irregularities to stockholders.

4.	U.S. FEDERAL WITHHOLDING TAX AND BACKUP WITHHOLDING. Please complete and submit the accompanying IRS form W-9 to certify your Taxpayer ID or Social Security Number if you are a U.S. holder (as defined in Section 13, “Material Federal Income Tax Consequences”, of the Offer to Purchase). Please note that the Depositary may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not properly certified on our records. If you are a non-U.S. holder (as defined in Section 13, “Material Federal Income Tax Consequences”, of the Offer to Purchase), please complete and submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W8EXP, as applicable (which may be obtained from the IRS website (www.irs.gov)).

5.	REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, and Form W-9 may be directed to the Information Agent at its address set forth on this Letter of Transmittal.